Exhibit 10.2

PROMISSORY NOTE

$215,000.00	Oldsmar, Florida
October 31, 2004

FOR VALUE RECEIVED, Drug Depot, Inc., a Florida corporation (the “Maker”), hereby promises to pay T & L Pharmacies, Inc., a Florida corporation (the “Payee”), the principal sum of Two Hundred Fifteen Thousand Dollars ($215,000.00), in lawful money of the United States. The outstanding principal on this Note shall bear interest at the rate of 7% per annum. Payments of principal and interest on this Note shall be amortized over a period of 36 months, payable monthly commencing thirty (30) days after the date hereof. This Note can be prepaid in whole or in part at any time without the consent of the Payee. The payment of this Note is secured by the inventory and accounts receivable of the Maker, which payment and security is subordinate to the right of [Lender].

Upon the occurrence of any of the following events (each, an “Event of Default” and collectively, the “Events of Default”), then, in addition to all rights and remedies of Payee under applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, at its option, Payee may declare all amounts owing under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable:

(a) failure by Maker to pay the principal or interest of the Note or any installment thereof when within 30 days of the date when due, whether on the date fixed for payment or by acceleration or otherwise; or

(b) a final judgment for the payment of money in excess of $1,000,000 shall be rendered against Maker, and such judgment shall remain undischarged for a period of sixty days from the date of entry thereof unless within such sixty day period such judgment shall be stayed, and appeal taken therefrom and the execution thereon stayed during such appeal; or

(c) if Maker or any other authorized person or entity shall take any action to effect a dissolution, liquidation or winding up of Maker; or

(e) if Maker shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Maker admits in writing its inability to pay its debts as they mature, or Maker shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

(f) there shall be commenced against Maker any action or proceeding of the nature referred to in paragraph (e) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Maker, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days.

Maker (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security or forbearance or other indulgence, without notice or consent. The pleading of any statute of limitations as a defense to any demand against Maker is expressly hereby waived.

This Note shall be governed by and construed in accordance with the laws of the State of Florida and shall be binding upon the successors, assigns, heirs, administrators and executors of the Maker and inure to the benefit of the Payee, his successors, endorsees, assigns, heirs, administrators and executors. The Maker hereby irrevocably consents to the jurisdiction of the State Courts for the State of Florida and the United States District Courts situated in Florida in connection with any action or proceeding arising out of or relating to this Note. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

DRUG DEPOT, INC.

By:	/s/ BRIAN NUGENT
Name:	Brian Nugent
Title:	President